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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 2, 2004
                Date of Report (Date of Earliest Event Reported)

                           SCHERING-PLOUGH CORPORATION
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
                 (State or other jurisdiction of incorporation)

                                     1-6571
                            (Commission File Number)

                                   22-1918501
                                  (IRS Employer
                             Identification Number)

                      2000 GALLOPING HILL ROAD KENILWORTH, NJ 07033
                        (Address of principal executive
                          offices, including Zip Code)

                                 (908) 298-4000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 7.01 Regulation FD Disclosure

Schering-Plough Corporation from time to time issues Frequently Asked Questions and Answers (FAQs) that are believed to be of interest to investors. The most recent FAQS, dated December 2, 2004, are furnished as Exhibit 99.1 to this 8-K and are posted on the Schering-Plough Website at www.schering-plough.com under "investor relations/investor publications."

Schering-Plough undertakes no obligation to update the FAQs. Readers should note the date of information when referring to the FAQs or other historical information available on the website.

Item 8.01 Other Events

As more fully discussed in the Company's Reports on Form 10-K and 10-Q Schering-Plough (the "Company) has an interest rate swap arrangement in effect with a counterparty bank that is subject to credit rating triggers. The arrangement utilizes two long-term interest rate swap contracts, one between a foreign-based subsidiary of the Company and a bank and the other between a U.S. subsidiary of the Company and the same bank. The two contracts have equal and offsetting terms and are covered by a master netting arrangement. The contract involving the foreign-based subsidiary permits the subsidiary to prepay a portion of its future obligation to the bank, and the contract involving the U.S. subsidiary permits the bank to prepay a portion of its future obligation to the U.S. subsidiary. Interest is paid on the prepaid balances by both parties at market rates. Prepayments totaling $1.9 billion have been made under both contracts as of September 30, 2004.

The arrangement originally provided that in the event the Company failed to maintain the required minimum credit ratings, the counterparty may terminate the transaction by designating an early termination date not earlier than 36-months following the date of such notice to terminate. Both S&P's and Moody's current credit ratings are below the specified minimum. As of this date the counterparty has not given the company notice to terminate.

On December 1, 2004 the Company and the counterparty have mutually agreed to amend the swap contracts as follows:

1. The Company and the counterparty have agreed to a phased termination of the arrangement wherein the Company's U.S. subsidiary and the counterparty will terminate individual swap contracts under the arrangement pursuant to an agreed schedule. Termination of the swap contracts will require the Company's U.S. subsidiary to repay the prepayments it received from the counterparty. Simultaneously, the Company's foreign-based subsidiary and the counterparty will terminate individual swap contracts under the arrangement. Termination of the swap contracts will require the counterparty to repay the prepayments it received from the Company's foreign-based subsidiary. The scheduled terminations and associated repayment of the prepaid amounts will begin no later than March 30, 2005 and will end no later than January 15, 2009. The Company may, at its option, accelerate the scheduled terminations and associated payments for a nominal fee.

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The financial impact of the phased terminations and associated payments depends on the manner and extent to which the Company decides to finance its U.S. repayment obligation. The Company could finance its entire obligation by obtaining short- or long-term financing in the United States. (In this case, cash and debt would increase by equal amounts in the consolidated balance sheet.) However, the Company's ability to finance its obligation under the swaps will depend on the Company's credit ratings and business operations, as well as market conditions, at the time such financing is contemplated. Alternatively, the Company could repatriate to the United States some or all of the funds received by the foreign-based subsidiary. Repatriating funds could have U.S. income tax consequences depending primarily on profitability of the U.S. operations. Any such tax would be accrued against future earnings, and may result in the Company reporting a higher effective tax rate. Currently, the U.S. operations are generating tax losses. However, future tax losses may be insufficient to absorb any or all of the potential tax should the Company repatriate some or all of the funds received by the foreign-based subsidiary. As more fully discussed in the Company's September 30, 2004 10-Q, under the recently enacted "American Jobs Creation Act of 2004" the Company may be able to finance its U.S. repayment obligation by repatriating the funds received by the foreign-based subsidiary at a significantly reduced tax cost.

2. The 36-month grace period that previously applied in the event the counterparty gives notice of termination as a result of the Company's failure to maintain the required minimum credit ratings, has been extended to January 15, 2009. In the event that the counterparty gives the Company a termination notice under this provision, all scheduled terminations and associated payments per paragraph 1 above will continue according to the agreed schedule during the time between delivery of the termination notice and January 15, 2009.

3. The transactions' original provisions which also allowed the counterparty to give a 12-month notice to terminate the transaction if, on the 10th anniversary of the transaction (November 17, 2007), the Company's credit ratings were not at least "A2" by Moody's and "A" by S&P, have been eliminated. In its place the Company has accepted a new credit trigger which provides that the counterparty may terminate the transaction should the Company fail to maintain a long-term, U.S. dollar denominated, senior unsecured indebtedness rating of at least "BBB" by S&P or "Baa2" by Moody's. Termination under this provision would be on the later of November 16, 2007 or 60 days from the date the Company receives such notice to terminate. Should the Company fail to meet the minimum credit requirement resulting in an early termination under this provision, all scheduled swap terminations and associated payments per paragraph 1 above will continue through the termination date.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this 8-K:

99.1 December 2, 2004, Investor Frequently Asked Questions and Answers


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By: /s/ Douglas J. Gingerella
   ___________________________
Douglas J. Gingerella
Vice President and Controller

Date: December 2, 2004

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Exhibit Index

The following exhibit is furnished with this 8-K:

99.1 December 2, 2004, Investor Frequently Asked Questions and Answers